News Release

EXHIBIT 99.2
SM ENERGY COMPANY ANNOUNCES AMENDMENTS TO
EXCHANGE OFFERS AND CONSENT SOLICITATIONS
DENVER, CO May 5, 2020 - SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) today announced that it has amended certain terms of its previously announced offers to all Eligible Holders (as defined in the Offering Memorandum) to exchange (the “Exchange Offers”) any and all of its outstanding notes (together, the “Old Notes”) for newly issued senior secured notes (collectively, the “New Notes”) and solicitations of consents (the “Consent Solicitations”) from holders of each series of Old Notes to certain proposed amendments to each indenture governing the Old Notes (the “Proposed Amendments”), in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated April 29, 2020 (the “Offering Memorandum”) and in the Supplement No. 1 to the Offering Memorandum, dated May 5, 2020 (the “Offering Memorandum Supplement”).
The Company has amended the terms of the Exchange Offers to (i) withdraw its offer to exchange and solicit consents for its outstanding 1.500% Senior Convertible Notes due 2021 (the “2021 Notes”), (ii) reduce the “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers from $900 million to $825.0 million aggregate principal amount of New Notes, (iii) modify the “Acceptance Priority Cap” to apply to Acceptance Priority Levels equal or lower to Acceptance Priority 2, and (iv) remove all references to the “New 2022 Notes” (as defined in the Offering Memorandum).
In connection with the withdrawal of the exchange offer and the consent solicitation with respect to the 2021 Notes, pursuant to the terms of the indenture that governs the 2021 Notes, the Company will cause effective provisions to be made to grant holders of the 2021 Notes an equal and ratable security interest in the collateral securing the New Notes concurrently with the closing of the Exchange Offers.
Except as described herein and in the Offering Memorandum Supplement, the complete terms and conditions of the Exchange Offers and Consent Solicitations remain the same as set forth and detailed in the Offering Memorandum, copies of which were previously distributed to eligible holders of the Old Notes.
The Exchange Offers are being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes other than the 2021 Notes (the “Exchange Notes”) who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States to holders of Exchange Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Exchange Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, may receive and review the Offering Memorandum or participate in the Exchange Offers. Eligible Holders of the Exchange Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, D.F. King & Co., Inc., at (866) 620-2536 (toll-free) or (212) 269-5550 (for banks and brokers), email sm@dfking.com or online at www.dfking.com/smenergy.
Eligible Holders of the Exchange Notes are urged to carefully read the Offering Memorandum and the Offering Memorandum Supplement before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer managers, the trustee with respect to the Exchange

Notes, the trustee with respect to the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Exchange Notes should exchange their Exchange Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Exchange Notes and, if so, the principal amount of Exchange Notes to tender.
The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are not being made to Eligible Holders of Exchange Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers, the redemption of the Exchange Notes, and the completion of the Consent Solicitations. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy’s actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the “Risk Factors” section in Part I, Item 1A of SM Energy’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of SM Energy’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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